UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BRN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2023, Barnwell Industries, Inc. (“BII”) and Barnwell of Canada, Limited (“Barnwell Canada” and, collectively with BII, the “Sellers”), a subsidiary of BII, entered into a Stock Purchase Agreement with West Maui Construction Inc. (“West Maui”) whereby West Maui will acquire from the Sellers all of the shares of capital stock of Water Resources International, Inc. (the “Shares”) owned by the Sellers (the “Purchase Agreement”). The Purchase Agreement has an effective date of December 12, 2023. Water Resources International, Inc. (“WRI”) explores and develops groundwater resources for government, commercial and private clients in Hawaii and conducts deep drilling and deep well pumping in Hawaii (the “Business”). Subject to the satisfaction of certain conditions, the sale and purchase of the Shares (the “Transaction”) is expected to close during BII’s second fiscal quarter.

The aggregate purchase price for the Shares is $2,000,000 (the “Purchase Price”), which is subject to certain adjustments.  By December 18, 2023, West Maui will make an initial deposit of $200,000 into escrow (the “Initial Deposit”) to be applied to the Purchase Price if, and when, a closing occurs. The Purchase Price is subject to various adjustments, including, without limitation, to potential adjustments relating to the gross profit realized from certain specified contracts of WRI.

Although the Transaction is structured as a purchase of stock, certain assets of WRI (the “Excluded Assets”) will be distributed, assigned or otherwise transferred out of WRI prior to closing or, to the extent not so transferred prior to closing, the value thereof will be part of a “true-up” and a post-closing adjustment to the Purchase Price.  In addition, certain liabilities of WRI (the “Excluded Liabilities”) will paid-off, settled or otherwise extinguished prior to closing or, to the extent not so extinguished prior to closing, the value thereof will be part of the “true-up” and the post-closing adjustment to the Purchase Price.

The Excluded Assets include:

•
cash, except for (x) cash deposits made under utility contracts, lease agreements and similar agreements and (y) cash advances made by customers of WRI and held by WRI under contracts with such customers;

•	accounts receivable, refunds, notes receivable, income earned but not billed, and retentions for work completed prior to the closing of the Transaction;

•	claims WRI has against third parties (including insurance claims) relating to the operation of the business prior to the closing;

•	tax refunds related to the operation of the business prior to the closing; and

•	all of the share of capital stock of Barnwell Hawaiian Properties, Inc., which is currently a wholly-owned subsidiary of WRI.

The Excluded Liabilities include:

•	certain trade payables, notes payable and similar obligations;

•	all prior, current, and future liabilities and obligations arising out of or related to the WRI’s work performed prior to the closing on any project;

•	all taxes owed by WRI as of the closing date;

•
all payment obligations owed by WRI to its employees, or to be paid on behalf of its employees, as of the closing date, including all salary, all obligations owed with respect to accrued but unused vacation, sick leave and paid time-off;

•	all obligations of WRI related to any litigation arise out of actions or events that occurred prior to the closing date;

•	all obligations and liabilities owed by WRI under or with respect to any contract to which WRI party, accrued for all periods prior to the closing date;

•	all liabilities and obligations resulting from any failure by WRI to comply with any applicable law, judgment, order, guidelines, regulations, and rules for any period prior to the closing date;

•	all liabilities and obligations of WRI to any current or former shareholder, director, or officer of WRI or to any of its affiliates; and

•	all attorneys', brokers', consultants' or other advisors' fees and expenses, and other out-of-pocket costs incurred by BII and Barnwell Canada in connection with the Transaction.

The closing of the Transaction is subject to certain closing conditions, including, without limitation (1) the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Purchase Agreement, subject in each case to the materiality standards set forth in the Purchase Agreement, (2) the Business not suffering a material adverse change and (3) the absence of any injunction or other judgment that prohibits the closing, subject to the terms set forth in the Purchase Agreement.

In addition, the Purchase Agreement provided that West Maui may continue to conduct due diligence (the "Due Diligence Review") during the period from December 12, 2023 (the effective date of the Purchase Agreement) to immediately prior to closing ("Due Diligence Period"). West Maui's obligations under the Purchase Agreement, including its obligation to purchase the Shares, is contingent, during the Due Diligence Period, upon West Maui being satisfied in its sole discretion with the results of its Due Diligence Review.  West Maui may deliver a termination notice (a "Termination Notice") at any time prior to or at the expiration of the Due Diligence Period. If West Maui delivers such a Termination Notice, the Initial Deposit shall returned to West Maui.

The Purchase Agreement contains other termination rights for West Maui, on the one hand, and the Sellers, on the other hand, including the right to terminate if the Transaction is not completed by April 30, 2024.

In the Purchase Agreement, the Sellers and WRI have made customary representations and warranties and have agreed to customary covenants relating to the Transaction, including to use the commercially reasonably efforts to cause the Transaction to be consummated. From the effective date of the Purchase Agreement until the closing, Sellers have agreed to cause WRI to conduct its business in the ordinary course consistent with past practice and to comply with customary covenants regarding the operation of the business. Subject to certain limitations, the Sellers and West Maui have agreed to indemnify each other for losses arising from certain breaches of the Purchase Agreement and certain other liabilities.

In connection with the Purchase Agreement, the Sellers also have agreed, for a period of 5 years after the closing date, to standard and customary non-competition, non-solicitation and no-hire provisions relating to WRI and the Business, subject to certain exceptions.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, including the Transaction, is included to provide investors with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be attached as an exhibit to BII’s Annual Report on Form 10-K.

The Purchase Agreement governs the contractual rights between the parties in relation to the Transaction. The Purchase Agreement will be filed as an exhibit to BII’s Annual Report on Form 10-K to provide investors with information regarding the terms of the Purchase Agreement and is not intended to provide, modify or supplement any information about the Sellers or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Sellers. The representations and warranties contained in the Purchase Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the closing of the Transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws to investors or security holders. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information and the information in the Purchase Agreement should be considered in conjunction with the entirety of the factual disclosure about BII in its public reports filed with the Securities and Exchange Commission. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in BII’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On December 14, 2023, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

99.1	Press release dated December 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 15, 2023

BARNWELL INDUSTRIES, INC.

By:	/s/ Alexander C. Kinzler
	Name:	Alexander C. Kinzler
	Title:	President, Chief Executive Officer, Chief Operating Officer and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)